CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         The Board of Directors
         ALBANK Financial Corporation:


         We consent to the incorporation by reference in the following Registration Statements:

                                    No.  33-46977 on Form S-8,
                                    No.  33-57674 on Form S-8,
                                    No.  33-57672 on Form S-8,
                                    No. 333-00016 on Form S-8,
                                    No. 333-00082 on Form S-8, and
                                    No. 333-00084 on Form S-8

     of our report dated January 30, 1998, relating to the consolidated statements of financial condition of ALBANK Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of ALBANK Financial Corporation.

/s/ KPMG Peat Marwick LLP

         Albany, New York
         March 25, 1998


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